Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(62,005,725)
Realized Trading Gain (Loss) on Swaps	5,338,120
Unrealized Gain (Loss) on Market Value of Futures	177,421,143
Unrealized Gain (Loss) on Market Value of Swaps	18,187,755
Dividend Income	9,717
Interest Income	16,019
ETF Transaction Fees	20,000
Total Income (Loss)	$138,987,029

Expenses
General Partner Management Fees	$474,028
Brokerage Commissions	300,561
Tax Reporting Fees	51,176
Audit Fees	13,151
Legal Fees	11,993
NYMEX License Fee	11,879
Non-interested Directors' Fees and Expenses	8,976
Prepaid Insurance Expense	4,847
Total Expenses	$876,611
Net Income (Loss)	$138,110,418

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/12	$937,840,045
Additions (14,400,000 Units)	252,906,896
Redemptions (9,800,000 Units)	(167,509,491)
Net Income (Loss)	138,110,418

Net Asset Value End of Month	$1,161,347,868
Net Asset Value Per Unit (60,266,476 Units)	$19.27

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2012 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1320 Harbor Bay Parkway, Suite 145

Alameda, California 94502